Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Optio Software, Inc.

Atlanta, Ga.

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-39028) of Optio Software, Inc. of our report dated April 18, 2003 (except for Notes 5, 6 and 16, as to which date is April 30, 2003), relating to the consolidated financial statements and schedule of Optio Software, Inc. and subsidiaries appearing in the company’s annual report on Form 10-K for the year ended January 31, 2003.

/s/ BDO SEIDMAN, LLP

Atlanta, Georgia

April 30, 2003